Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liberty Media Corporation 2022 Omnibus Incentive Plan of our report dated February 20, 2025, with respect to the consolidated financial statements of Live Nation Entertainment, Inc., incorporated by reference in the Annual Report (Form 10-K) of Liberty Media Corporation for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
November 17, 2025